UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 8, 2005


                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)

             Massachusetts          001-07172               13-2755856
             ---------------------------------------------------------
             (State or other (Commission file No.)       (IRS Employer
              jurisdiction of                               I.D. No.)
              incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code 516-466-3100 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))



Item 2.02.  Results of Operations and Financial Condition

Attached hereto is a copy of a Press Release issued by the registrant on August 8, 2005. The Press Release discloses information regarding the registrant's results of operations for the quarter and nine months ended June 30, 2005.

Item 9.01  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired.  Not Applicable.

(b)      Pro Forma Financial Information.  Not Applicable.

(c)      Exhibits.
         99.1  Press release issued August 8, 2005.




Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                         BRT REALTY TRUST



Date:     August 9, 2005                 By:  /s/ Simeon Brinberg
                                         ------------------------
                                         Simeon Brinberg
                                         Secretary

                                  EXHIBIT 99.1


                                BRT REALTY TRUST
                          60 CUTTERMILL ROAD, SUITE 303
                              GREAT NECK, NY 11001
                           Telephone No.: 516-466-3100
                           Facsimile No.: 516-466-3132
                                www.brtrealty.com


                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND NINE MONTHS ENDED JUNE 30, 2005

Great Neck, New York - August 8, 2005 - BRT Realty Trust (NYSE: BRT) today announced its results of operations for the three and nine months ended June 30, 2005. For the three months ended June 30, 2005, BRT reported total revenues of $6,364,000 and net income of $3,187,000, or $.41 per share on a diluted basis. This compares with total revenues, net income and net income per share on a diluted basis of $4,886,000, $2,309,000, and $.30 per share, respectively, for the three months ended June 30, 2004. Net income for the three months ended June 30, 2004 includes gain from the sale of available-for-sale securities and real estate assets totaling $563,000, or $.07 per share. The weighted average number of common shares outstanding on a diluted basis was 7,834,539 and 7,738,076 for the three months ended June 30, 2005 and June 30, 2004, respectively.

BRT also reported that for the nine months ended June 30, 2005, it had total revenues of $18,440,000 and net income of $10,537,000, or $1.35 per share on a diluted basis. Net income for the nine months ended June 30, 2005 includes gain from the sale of available-for-sale securities of $680,000, or $.09 per share. This compares with total revenues, net income and net income per share on a diluted basis of $13,154,000, $8,854,000, and $1.14 per share, respectively, for the nine months ended June 30, 2004. Net income for the nine months ended June 30, 2004 includes gain from the sale of available-for-sale securities and real estate assets totaling $2,791,000, or $.36 per share. The weighted average number of common shares outstanding on a diluted basis was 7,796,446 and 7,733,032 for the nine months ended June 30, 2005 and June 30, 2004, respectively.

Revenues increased quarter versus quarter and nine months versus nine months by 30% and 40%, respectively. Jeffrey A. Gould, President and Chief Executive Officer of BRT, noted that the increase in revenues in both periods was due primarily to an increase in the average balance of loans outstanding and an increase in the average interest rate earned on the loan portfolio. The average balance of loans outstanding increased by approximately $28.7 million, or 25%, for the three months ended June 30, 2005 compared with the three months ended June 30, 2004, and by approximately $34.2 million, or 35%, for the nine months ended June 30, 2005 compared with the nine months ended June 30, 2004.

Commenting further, Mr. Gould noted that total expenses increased by $84,000, or 3%, quarter over quarter, and by $1,496,000, or 21%, nine months versus nine months. Interest expense increased by $633,000, or 170%, quarter versus quarter, and $1,675,000, or 205%, nine months versus nine months primarily due to borrowing under BRT's credit facilities to fund the increased level of loan originations. The increase in expenses was also attributable to an increase in the advisor's fee of $95,000, or 24%, quarter over quarter, and $257,000, or 25%, nine months versus nine months, also due primarily to the increased loan portfolio. General and administrative expenses increased by $124,000, or 12%, for the three months ended June 30, 2005 and $342,000, or 12%, for the nine months ended June 30, 2005 primarily due to fees resulting from Sarbanes-Oxley compliance activities, and increases in payroll and payroll related expenses and insurance costs. The increases in expenses were offset by a decline in other taxes of $129,000 quarter versus quarter and $44,000 nine months versus nine months, and a decline in real estate operating expenses of $655,000 quarter versus quarter, and $764,000 nine months versus nine months, due primarily to a "non-recurring" litigation expense incurred in the prior three and nine month periods in connection with a litigation which was resolved in June 2004.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain  information  contained  herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100



                                 BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                Three Months Ended           Nine Month Ended
                                                                     June 30,                    June 30,


                                                                  2005         2004          2005          2004
                                                                  ----         ----          ----          ----

Revenues                                                         $6,364      $ 4,886        $18,440      $13,154

Expenses                                                          3,246        3,162          8,629        7,133
                                                                  -----        -----          -----        -----
Income before equity in earnings of
   unconsolidated real estate joint ventures,
   gain on sale of available-for-sale securities,
   minority interest and discontinued operations                  3,118        1,724          9,811        6,021

Equity in earnings of unconsolidated joint ventures                  82           33             83           74
                                                                  -----        -----          -----        -----
   Income before gain on sale of available-for-sale
   securities, minority interest and discontinued
   operations                                                     3,200        1,757          9,894        6,095

Gain on sale of available-for-sale securities                         -            4            680        1,641
Minority Interest                                                   (13)         (11)           (37)         (32)
                                                                  -----        -----          -----        -----
Income before discontinued operations                             3,187        1,750         10,537        7,704

Discontinued operations:
   Gain on sale of real estate operations                             -          559              -        1,150
                                                                  -----        -----           ----        -----
Net income                                                       $3,187       $2,309        $10,537       $8,854
                                                                 ======       ======        =======       ======

Income per share of beneficial interest:

Income from continuing operations                             $    0.41     $   0.23      $    1.36      $  1.01
Discontinued operations                                               -         0.07              -         0.15
                                                              ---------     --------      ---------      -------
   Basic earnings per share                                   $    0.41     $   0.30      $    1.36      $  1.16
                                                              =========     ========      =========      =======

Income from continuing operations                             $    0.41     $   0.23      $    1.35      $   .99
Discontinued operations                                               -         0.07              -         0.15
                                                              ---------     --------      ---------      -------
   Diluted earnings per share                                 $    0.41     $   0.30      $    1.35      $  1.14
                                                              =========     ========      =========      =======

Cash distribution per common share:                           $    0.50     $   0.48      $    1.46      $  1.31
                                                              =========     ========      =========      =======

Weighted average number of
common shares outstanding:
   Basic                                                      7,779,184    7,650,471      7,729,650    7,605,366
                                                              =========    =========      =========    =========
   Diluted                                                    7,834,539    7,738,076      7,796,446    7,733,032
                                                              =========    =========      =========    =========